Riviera Holdings Corporation
                       2901 Las Vegas Boulevard South
                             Las Vegas, NV 89109
                      Investor Relations: (800) 362-1460
                             TRADED: AMEX  RIV
                            www.theriviera.com







FOR FURTHER INFORMATION:

AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                   Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:


                          RIVIERA TO SPEAK AT GLOBAL GAMING EXPO

     LAS VEGAS, NV October 3, 2001 -- Riviera Holdings Corporation (AMEX: RIV) announced that management is presenting at the Global Gaming Expo sponsored by Bear Stearns and Goldman Sachs today, October 3, 2001 in Las Vegas, Nevada. A complete copy of the presentation can be obtained by visiting our website at www.theriviera.com

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

Safe Harbor Statement:
The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including expansion timetables, hotel and casino market conditions and other risks detailed from time to time in the Company's SEC reports, including the Report on Form 10-K for December 31, 2000. Actual results may differ.